Exhibit 99.5

SERIES B PREFERRED STOCK AND COMMON STOCK IN THE AGGREGATE

INSTRUCTION CARD

EARLE M. JORGENSEN HOLDING COMPANY, INC.

FOR SPECIAL STOCKHOLDERS MEETING ON APRIL 13, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a Participant in the Earle M. Jorgensen Holding Company, Inc. Amended and Restated Employee Stock Ownership Plan (the “Plan”) effective as of April 1, 2001, as amended, hereby directs Wells Fargo Bank, N. A. as the trustee of the Plan (the “Trustee”), to vote at a special meeting of the stockholders of Earle M. Jorgensen Holding Company, Inc. (the “Corporation”) and any adjournments or postponements of the special stockholders’ meeting, as designated below, and grants the Trustee the power and authority to vote the number of shares of each class in the undersigned’s Plan account. The special stockholders’ meeting will be held at 10:00 a.m. Eastern Time on April 13, 2005 at the offices of the Katten Muchin Zavis Rosenman located at 575 Madison Avenue, New York, New York 10022-2585.

The undersigned hereby acknowledges receipt of the notice of special stockholders’ meeting and the proxy statement/prospectus of the Corporation and Earle M. Jorgensen Company (“EMJ”), dated as of March     , 2005, soliciting adoption and approval by the Corporation’s stockholders of an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), as amended, by and among the Corporation, EMJ and EMJ Metals LLC (“EMJ Metals LLC”), pursuant to which the Corporation will be merged with and into EMJ Metals LLC, with EMJ Metals LLC surviving (“merger”), and (i) all issued and outstanding shares of Holding common stock, $0.01 par value (“Holding Common Stock”) will be converted into shares of common stock, par value $0.001 per share, of EMJ (the “Common Stock”), and (ii) all issued and outstanding shares of Holding’s 13% Cumulative Preferred Stock, $0.01 par value, and Holding’s Variable Rate Cumulative Preferred Stock, $0.01 par value, will be converted into a combination of cash and Common Stock, on a pro rata basis, as specified in the Merger Agreement.

This Instruction Card was mailed to Plan participants on approximately March     , 2005 with instructions to direct the Trustee by telephone, the internet or the mail as to how the number of shares in each class of the participant’s Plan account should be voted.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

EARLE M. JORGENSEN HOLDING COMPANY, INC.

April 13, 2005

SERIES B PREFERRED STOCK AND COMMON STOCK IN THE AGGREGATE

VOTING INSTRUCTIONS

MAIL - Date, sign and mail your instruction card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your instruction card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your instruction card available when you access the web page.
You may enter your vote at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

THE BOARD OF DIRECTORS OF EARLE M. JORGENSEN HOLDING COMPANY, INC. RECOMMENDS A VOTE “FOR” THE FOLLOWING:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR	AGAINST	ABSTAIN

The numbers referenced above from left to right are (1) your individual account number, (2) the number of shares of series B preferred stock which you hold in the aggregate and (3) the Corporation’s account number (shown for administrative purposes only).

Vote my series B preferred stock and common stock in the aggregate in favor of (a) adopting and approving the Merger Agreement and the merger and financial restructuring pursuant to the terms of the Merger Agreement and (b) granting the Trustee specific authority to vote on adjournment or postponement of the special stockholders’ meeting, if an adjournment or postponement is necessary.

☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTION IS SPECIFIEDAND THIS PROXY IS SIGNED, THIS PROXY WILLBE VOTED IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND FINANCIAL RESTRUCTURING DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING OR ADJOURNMENT OR POST/INBIENT, THIS          PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE

To change the address on your account, please check the
box at right and indicate your new address in the address space above. Please note that changes to the registered name(s)
on the account may not be submitted via this method.                  ☐

Mark here if you plan to attend the special stockholders’ meeting ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Instruction Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.